Exhibit 99.2

Perma-Fix Announces Financial Results and Provides Business Update
for the Second Quarter of 2014

ATLANTA – August 11, 2014 – Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced results for the second quarter ended June 30, 2014.

Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, stated, “Our second quarter results were affected, in part, by timing as certain large shipments expected before the end of June arrived in the first few weeks of July. Although it has been a challenging fiscal environment in 2013 and the first half of 2014, we have seen a significant improvement heading into the third quarter of 2014, both within the Services and Treatment Segments. As an example, we were recently awarded a new task order to provide waste treatment and disposal services in support of Los Alamos National Laboratory; a contract by URS | CH2M Oak Ridge, LLC to treat radioactive waste; and a contract from the Department of the Navy, NAVSUP-Fleet Logistics Center-Norfolk, Norfolk Naval Shipyard Maritime Industrial Division. Our Services Segment is steadily improving, which is an indication government contracts are now being awarded. We were also awarded a recent commercial contract valued up to $8 million to perform environmental remediation at a former industrial site located in Teterboro, New Jersey. The increase in our commercial and international pipeline is further indication our efforts to diversify revenue are beginning to take hold. Within our Treatment Segment, we have seen a noticeable improvement heading into the third quarter of 2014 and our waste treatment backlog is improving. We are also receiving more complex waste streams, which should improve our margins in the second half of the year. In addition, we received a large insurance settlement in the second quarter of 2014, which has improved our liquidity position. Looking ahead, our service pipeline continues to improve and we see significant pent up demand for waste treatment within the DOE. We believe that we are especially well positioned to benefit from this recent improvement having significantly reduced our cost structure in 2013 and the first half of 2014.”

The Company also announced that its Polish subsidiary, Perma-Fix Medical S.A. (“PF Medical S.A.”), closed the sale of its Series E Common Stock to non-U.S. persons in an offshore private placement under Regulation S promulgated under the Securities Act of 1933, as amended (“Securities Act”). In connection with this transaction, PF Medical S.A. expects to receive, within thirty (30) days of the closing, the sum of $1.8 million after deduction for commissions but before legal expenses relating to this offering. PF Medical S.A. further expects to receive an additional $750,000, prior to any commission, on or prior to August 17, 2015, for payment of the sale of 68,161 of such shares that PF Medical S.A. has sold in the private placement offering. If PF Medical S.A. is not paid for the 68,161 shares on or prior to August 17, 2015, the purchaser of such shares has agreed to transfer all of its rights, title and interest in such shares to PF Medical S.A. Assuming PF Medical S.A. is paid for all of the shares sold in the offshore private placement, the Company will own approximately 64% of the outstanding shares of PF Medical S.A. If PF Medical S.A. is not paid for the 68,161 shares as provided above and such shares are transferred back to PF Medical S.A., then, in such event, the Company will own approximately 69% of the outstanding shares of PF Medical S.A. This is neither an offer to sell nor a solicitation of an offer to buy PF Medical S.A.’s E Common Stock or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. PF Medical S.A.’s E Common Stock is not registered under the Securities Act or any state securities laws and may not be offered or sold in the U.S. absent registration or applicable exemption from registration from the registration requirements under the Securities Act and applicable state securities laws. As a result, the share certificate or purchase confirmation issued in connection with such private placement of PF Medical S.A.’s E Common Stock will be required to bear a legend describing the restrictions of transferring such to U.S. persons and prohibiting hedging transactions in such shares unless in compliance with the Securities Act.

Dr. Centofanti continued, “We are pleased that our Polish subsidiary, Perma-Fix Medical S.A., has closed on an initial equity raise and is listed on the NewConnect Market of the Warsaw Stock Exchange. The initial offering will provide us with required capital to continue the development of our Isotope technology. We appreciate the strong support from European investors that participated in the transaction. As a result of this financing, we look forward to accelerating our plans to commercialize the medical isotope (Tc-99m) technology.”

Financial Results

Revenue for the second quarter of 2014 was $12.7 million versus $22.8 million for the same period last year. Revenue for the Treatment Segment was $9.4 million compared to $10.1 million for the same period in 2013. Revenue from the Services Segment was $3.3 million versus $12.7 million for the same period in 2013.

Gross profit for the second quarter of 2014 was $1.6 million versus $4.0 million for the second quarter of 2013. Gross margin decreased to 12.3% from 17.7% for the same period last year primarily due to lower waste volume in the Treatment Segment and the completion of various projects in the Services Segment.

Operating loss for the second quarter of 2014 was $2.1 million versus an operating loss of $898,000 for the second quarter of 2013. Operating loss for the second quarter of 2014 included a non-cash goodwill impairment charge of approximately $380,000 for our Schreiber, Yonley and Associates (“SYA”) reporting unit. Net income attributable to common stockholders for the second quarter of 2014 was $11,000, or ($0.00) per share, versus net loss of $876,000 or ($0.08) per share, for the same period in 2013. Net income attributable to common stockholders for the second quarter of 2014 included a gain on insurance settlement of approximately $3.5 million for the Perma-Fix of South Georgia Inc. subsidiary, which is included within discontinued operations.

The Company recorded Adjusted EBITDA loss of ($609,000) from continuing operations during the quarter ended June 30, 2014, as compared to Adjusted EBITDA of $1.9 million for the same period of 2013. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), and should not be considered in isolation of, or as a substitute for, earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. The Company believes the presentation of EBITDA is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes EBITDA as a means to measure performance. The Company’s measurement of EBITDA may not be comparable to similarly titled measures reported by other companies. Due to the unique accounting for the recognition of fair market value of percentage of completion contracts resulting from the acquisition of SEC and the goodwill impairment charges for the SYA (recorded in 2014) and CHPRC (recorded in 2013) reporting units, the Company recognizes that EBITDA is an “Adjusted EBITDA” and understands these differences when measuring performance. The table below reconciles EBITDA and Adjusted EBITDA, both non-GAAP measures, to loss from continuing operations for the three and six months ended June 30, 2014 and 2013.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2014	2013	2014	2013
Loss from continuing operations	$(2,361)	$(980)	$(6,063)	$(3,868)

Adjustments:
Depreciation & amortization	1,098	1,289	2,309	2,576
Interest income	(6)	(9)	(14)	(18)
Interest expense	214	200	367	344
Interest expense - financing fees	36	24	81	47
Income tax expense (benefit)	30	(132)	60	(1,560)

EBITDA	(989)	392	(3,260)	(2,479)

Cost in excess of revenue and amortization of acquired contracts	—	396	—	833
Impairment loss on goodwill	380	1,149	380	1,149

Adjusted EBITDA	$(609)	$1,937	$(2,880)	$(497)

The tables below present certain unaudited financial information for the business segments, excluding allocation of corporate expenses:

	Three Months Ended		Six Months Ended
	June 30, 2014		June 30, 2014
(In thousands)	Treatment	Services	Treatment	Services
Net revenues	$9,396	$3,261	$17,068	$6,133
Gross profit	1,325	232	1,435	215
Segment profit (loss)	45	(1,007)	(1,128)	(2,055)

	Three Months Ended		Six Months Ended
	June 30, 2013		June 30, 2013
(In thousands)	Treatment	Services	Treatment	Services
Net revenues	$10,108	$12,676	$17,450	$25,163
Gross profit	2,312	1,711	2,167	2,393
Segment profit (loss)	795	(619)	(93)	(819)

Conference Call

Perma-Fix will host a conference call at 11:00 a.m. ET on Monday, August 11, 2014. The call will be available on the Company’s website at www.perma-fix.com, or by calling (877) 407-0778 for U.S. callers, or +1-201-689-8565 for international callers. The conference call will be led by Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, and Ben Naccarato, Vice President and Chief Financial Officer, of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight Monday, August 18, 2014, and can be accessed by calling: (877) 660-6853 (U.S. callers) or +1-201-612-7415 (international callers) and entering conference ID: 13588520.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a nuclear services company and leading provider of nuclear and mixed waste management services. The Company's nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the DOE, the Department of Defense ("DOD"), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients. The Company operates four nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities, nationwide. Please visit us on the World Wide Web at http://www.perma-fix.com.

This press release contains “forward-looking statements” which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plans to”, “estimates”, “projects”, and similar expressions. Forward-looking statements include, but are not limited to: value of contract to remediate site at Teterboro, New Jersey; improve margins in the second half of 2014; improvement in our liquidity; positioned to benefit from waste treatment within the DOE; commercializing the medical isotope technology; and diversifying revenue streams. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, future economic conditions; industry conditions; competitive pressures; our ability to apply and market our new technology; the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract; that Congress provides continuing funding for the DOD’s and DOE’s remediation projects; ability to obtain new foreign and domestic remediation contracts; and the “Risk Factors” discussed in, and the additional factors referred to under "Special Note Regarding Forward-Looking Statements" of our 2013 Form 10-K and Forms 10-Q for quarters ended March 31, 2014 and June 30, 2014. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Please visit us on the World Wide Web at http://www.perma-fix.com.

FINANCIAL TABLES FOLLOW

Contacts:

David K. Waldman-US Investor Relations

Crescendo Communications, LLC

(212) 671-1021

Herbert Strauss-European Investor Relations

herbert@eu-ir.com

+43 316 296 316

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in Thousands, Except for Per Share Amounts)	2014	2013	2014	2013

Net revenues	$12,657	$22,784	$23,201	$42,613
Cost of goods sold	11,100	18,761	21,551	38,053
Gross profit	1,557	4,023	1,650	4,560

Selling, general and administrative expenses	2,970	3,370	6,182	7,556
Research and development	317	402	687	901
Impairment loss on goodwill	380	1,149	380	1,149
(Gain) loss on disposal of property and equipment	(16)	—	(16)	2
Loss from operations	(2,094)	(898)	(5,583)	(5,048)

Other income (expense):
Interest income	6	9	14	18
Interest expense	(214)	(200)	(367)	(344)
Interest expense-financing fees	(36)	(24)	(81)	(47)
Other	7	1	14	(7)
Loss from continuing operations before taxes	(2,331)	(1,112)	(6,003)	(5,428)
Income tax expense (benefit)	30	(132)	60	(1,560)
Loss from continuing operations, net of taxes	(2,361)	(980)	(6,063)	(3,868)

(Loss) income from discontinued operations, net of taxes	(1,169)	43	(1,436)	15
Gain on insurance settlement of discontinued operations, net of taxes	3,541	—	3,541	—
Net income (loss)	11	(937)	(3,958)	(3,853)

Net loss attributable to non-controlling interest	—	(61)	—	(64)

Net income (loss) attributable to Perma-Fix Environmental Services, Inc. common stockholders	$11	$(876)	$(3,958)	$(3,789)

Net (loss) income per common share attributable to Perma-Fix Environmental Services, Inc. stockholders - basic and diluted:
Continuing operations	$(.21)	$(.08)	$(.53)	$(.34)
Discontinued operations	(.10)	—	(.13)	—
Gain on insurance settlement of discontinued operations, net of taxes	.31	—	.31	—
Net loss per common share	$—	$(.08)	$(.35)	$(.34)

Number of common shares used in computing net loss per share:
Basic	11,433	11,267	11,426	11,261
Diluted	11,433	11,267	11,426	11,261

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

CONSOLIDATED BALANCE SHEET

                 (UNAUDITED)

	June 30,	December 31,
(Amounts in Thousands, Except for Share and Per Share Amounts)	2014	2013

ASSETS
Current assets:
Cash and equivalents	$71	$368
Account receivable, net of allowance for doubtful accounts of $1,919 and $1,932	10,900	8,106
Unbilled receivables	4,201	4,917
Other current assets	2,719	3,604
Assets of discontinued operations included in current assets, net of allowance for doubtful accounts of $4 and $13, respectively	79	3,114
Total current assets	17,970	20,109

Net property and equipment	24,410	26,060
Property and equipment of discontinued operations, net of accumulated depreciation of $10 and $55, respectively	681	1,367
Intangibles and other assets	43,241	44,064
Total assets	$86,302	$91,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$19,517	$19,073
Current liabilities related to discontinued operations	2,144	3,994
Total current liabilities	21,661	23,067

Long-term liabilities	18,100	18,345
Long-term liabilities related to discontinued operations	807	602
Total liabilities	40,568	42,014
Commitments and Contingencies
Preferred Stock of subsidiary, $1.00 par value; 1,467,396 shares authorized, 1,284,730 shares issued and outstanding, liquidation value $1.00 per share plus accrued and unpaid dividends of $771 and $738, respectively	1,285	1,285
Stockholders’ equity:
Preferred Stock, $.001 par value; 2,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $.001 par value; 75,000,000 shares authorized, 11,440,228 and 11,406,573 shares issued, respectively; 11,432,586 and 11,398,931 outstanding, respectively	11	11
Additional paid-in capital	103,566	103,454
Accumulated deficit	(59,036)	(55,078)
Accumulated other comprehensive (loss) income	(4)	2
Less Common Stock in treasury at cost: 7,642 shares	(88)	(88)
Total stockholders' equity	44,449	48,301

Total liabilities and stockholders' equity	$86,302	$91,600